As filed with the Securities and Exchange Commission on May 23, 2014
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORRSTOWN FINANCIAL SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Pennsylvania	23-2530374
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

77 East King Street Shippensburg, Pennsylvania 17257
(Address, Including Zip Code, of Principal Executive Offices)

The Amended and Restated Orrstown Financial Services, Inc. Employee Stock Purchase Plan
(Full title of the plan)

Thomas R. Quinn, Jr.
President and Chief Executive Officer
Orrstown Financial Services, Inc.
77 East King Street
Shippensburg, Pennsylvania  17257
(717) 532-6114

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

John J. Spidi, Esq.
Spidi & Fisch, PC
1227 25th Street, N.W.
Suite 200 West
Washington, D.C.  20037
(202) 434-4660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock no par value per share	167,674.06 shares (2)	$16.37	$2,744,824.30	$353.53

(1)
Includes an indeterminate number of additional shares of common stock, no par value (“Common Stock”), of Orrstown Financial Services, Inc. (the “Company”) which may be issued pursuant to the terms of The Amended and Restated Orrstown Financial Services, Inc. Employee Stock Purchase Plan in order to prevent dilution resulting from adjustments in the event of a stock split, stock dividend, reorganization, recapitalization or similar adjustment(s) of the Common Stock.

(2)
This Registration Statement registers 167,674.06 additional shares of Common Stock which may be issued pursuant to options to purchase Common Stock to be granted under The Amended and Restated Orrstown Financial Services, Inc. Employee Stock Purchase Plan.

(3)
In accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, the registration fee has been calculated based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Capital Market on May 20, 2014 which was $16.37 per share, for an aggregate of $2,744,824.30.

This Registration Statement shall become effective automatically upon the date of filing, in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed in accordance with General Instruction E to Form S-8 to register an additional 167,674.06 shares of Common Stock issuable pursuant to options that may be granted under The Amended and Restated Orrstown Financial Services, Inc. Employee Stock Purchase Plan (the “Plan”), which was approved at the Company’s 2014 Annual Meeting of Shareholders (the “Annual Meeting”).  The Company’s shareholders authorized the amendment and restatement of the plan at the Annual Meeting to, among other things, increase the share reserve under the plan to a maximum of 350,000 shares of Common Stock issuable pursuant to options that may be granted thereunder.  The Company previously filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-8 on April 11, 2000 (File Number 333-34504) to register 75,000 shares of Common Stock authorized under the plan (the “Original Registration Statement”) and a Post-Effective Amendment to the Original Registration Statement on March 14, 2014 relating to certain stock splits and dividends, increasing the total amount of shares registered under the Original Registration Statement to 182,325.94 shares.   Accordingly, this Registration Statement is required to register the additional shares authorized for issuance under the Plan.  Except as supplemented by the information set forth below, the contents of the Original Registration Statement are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information. *

Item 2.     Registrant Information and Employee Plan Annual Information. *

*The documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act of 1933”) and the introductory note to Part I of Form S-8.  Such documents are not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424, in reliance on Rule 428.  These documents, and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act of 1934”) and, accordingly, files periodic reports and other information with the SEC.  Reports, proxy statements and other information concerning the Company filed with the SEC may be inspected and copies may be obtained (at prescribed rates) from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  These documents are also available without charge to you on the Internet at www.orrstown.com or if you call or write to: Orrstown Financial Services, Inc., 77 East King Street, Shippensburg, Pennsylvania 17257, Attention: Investor Relations, (717) 532-6114.  The reference to the Company’s website is not intended to be an active link and the information on such website is not, and you must not consider the information to be, a part of this document.

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The following documents filed by the Company are incorporated in this Registration Statement by reference (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

(a)       The description of the Company’s Common Stock, contained in Amendment No. 1 to its Registration Statement on Form 8-A, filed with the SEC on January 28, 2010 (File No. 001-34292),  and any amendment or report filed for the purpose of updating such description;

(b)       The Company’s Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 14, 2014;

(c)       The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 9, 2014; and

(d)      The Company’s Current Reports on Form 8-K filed with the SEC on January 21, 2014, January 23, 2014, April 22, 2014, April 24, 2014 and May 1, 2014 (as amended on May 2, 2014).

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Officers and Directors.

Sections 1741-1743 of the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure or act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the BCL authorizes a corporation to purchase insurance for directors and other representatives. The foregoing statement is subject to the detailed provisions of Section 1741-1850 of the BCL.

The Company’s bylaws provide for indemnification of directors and officers to the extent provided in the BCL. In accordance with Section 1713 of the BCL, the bylaws of the Company also include a provision that the directors of the Company shall not be personally liable for monetary damages such for any action taken, or failure to take any action, unless: (1) the director has breached or failed to perform the duties of his office in good faith, in a manner he reasonably believes to be in the best interests of the Company and

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with such care, including reasonably inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitute self-dealing, willful misconduct or recklessness. Pursuant to Section 1713 of the BCL, this limitation of personal liability does not apply to (i) the responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for the payment of taxes pursuant to federal state or local law.

Further, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Articles of Incorporation.

Notwithstanding the foregoing, indemnification payments may only be made to directors and officers to the extent such payments are not inconsistent with applicable banking regulations.

Item 8.  Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

Item 9. Undertakings.

(a)           The Company hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do no apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b)           The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shippensburg, Commonwealth of Pennsylvania, on May 22, 2014.

ORRSTOWN FINANCIAL SERVICES, INC.

By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr.
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors and officers of Orrstown Financial Services, Inc., do hereby severally constitute and appoint Thomas R. Quinn, Jr. and David P. Boyle as our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said Thomas R. Quinn, Jr. and David P. Boyle may deem necessary or advisable to enable Orrstown Financial Services, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement relating to the Company, including specifically, but not limited to, power and authority to sign, for any of us in our names in the capacities indicated below, this Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Thomas R. Quinn, Jr. and David P. Boyle shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr.	President and Chief Executive Officer and Director	May 22, 2014
(Principal Executive Officer)

/s/ David P. Boyle
David P. Boyle	Executive Vice President and Chief Financial Officer	May 22, 2014
(Principal Financial Officer)

/s/ Douglas P. Barton
Douglas P. Barton	Senior Vice President and Chief Accounting Officer	May 22, 2014
(Principal Accounting Officer)
/s/ Dr. Anthony F. Ceddia
Dr. Anthony F. Ceddia	Secretary of the Board and Director	May 22, 2014

/s/ Jeffrey W. Coy
Jeffrey W. Coy	Vice Chairman of the Board and Director	May 22, 2014

/s/ Mark K. Keller
Mark K. Keller	Director	May 22, 2014

/s/ Andrea Pugh
Andrea Pugh	Director	May 22, 2014

/s/ Gregory A. Rosenberry
Gregory A. Rosenberry	Director	May 22, 2014

/s/ Eric A. Segal
Eric A. Segal	Director	May 22, 2014

/s/ Glenn W. Snoke
Glenn W. Snoke	Director	May 22, 2014

/s/ Floyd E. Stoner
Floyd E. Stoner	Director	May 22, 2014

/s/ Joel R. Zullinger
Joel R. Zullinger	Chairman of the Board and Director	May 22, 2014

INDEX TO EXHIBITS
Exhibit	Description

3.1	Articles of Incorporation, as amended.(1)

3.2	Amended and Restated Bylaws.(2)

4.1	Form of Common Stock Certificate.(3)

5.1	Opinion of Spidi & Fisch, PC.

23.1	Consent of Spidi & Fisch, PC (contained in Exhibit 5.1).

23.2	Consent of Smith Elliott Kearns & Company, LLC.

24.1	Power of Attorney (included as part of signature page).

99.1	The Amended and Restated Orrstown Financial Services, Inc. Employee Stock Purchase Plan.

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed January 29, 2010.
(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed March 1, 2013.
(3)	Incorporated by reference to the Company’s Registration Statement on Form S-3 filed February 8, 2010 (File No. 333-164780).